Item 30. Exhibit (h) i. g. 1. iii.

AMENDMENT NO. 3 TO THE FUND PARTICIPATION AGREEMENT
AMONG
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, C.M. LIFE INSURANCE COMPANY,
EATON VANCE VARIABLE TRUST, AND EATON VANCE DISTRIBUTORS, INC.

THIS AMENDMENT, made and entered into as of the 14th day of July, 2023, amends the Fund Participation Agreement entered into as of the 30th day of January, 2017, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “MassMutual”), C.M. LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Connecticut (“C.M. Life, and together with MassMutual, the “Company”), EATON VANCE VARIABLE TRUST (the “Trust”), a Massachusetts business trust, and EATON VANCE DISTRIBUTORS, INC. (the “Underwriter”).

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on this 14th day of July, 2023.

Massachusetts Mutual Life Insurance Company.

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

C.M. Life Insurance Company.

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Vice President

Eaton Vance Variable Trust.

By:	/s/ James Kirchner
Name:	James Kirchner
Title:	Treasurer

Eaton Vance Distributors, Inc.

By:	/s/ Brian Taranto
Name:	Brian Taranto
Title:	Chief Administrative Officer

SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company participating in Funds of the Trust:

•	Massachusetts Mutual Variable Life Separate Account I
•	Massachusetts Mutual Variable Life Separate Account IX
•	Massachusetts Mutual Variable Life Separate Account X
•	Massachusetts Mutual Variable Life Separate Account VII
•	C.M. Life Variable Life Separate Account I